                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-22518, 333-12567 and 33-72926 of MicroTel International, Inc. on Form S-8 of our report dated August 31, 1994 (November 18, 1994 as to paragraphs two through four in Note 2), appearing in this Annual Report on Form 10-K of MicroTel International, Inc. (formerly CXR Corporation) for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

San Jose, California
March 26, 1996